                                                                     EXHIBIT 5.1

                                  July 29, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Gentlemen:

                      Re:   Lone Star Steakhouse & Saloon, Inc.
                            REGISTRATION STATEMENT ON FORM S-8
                            ------------------------------------

Gentlemen:

          Reference is made to the Registration Statement on Form S-8 dated July
29, 2002 (the "Registration Statement"),  filed with the Securities and Exchange
Commission by Lone Star Steakhouse & Saloon,  Inc., a Delaware  corporation (the
"Company").  The  Registration  Statement  relates to an  aggregate of 3,300,000 shares (the  "Shares")  of common  stock,  par value $.01 per share (the "Common
Stock").  The Shares will be issued and sold by the Company in  accordance  with the Company's  1992 Incentive and  Non-Qualified  Stock Option Plan (the "Plan")
and the Company's 1992 Directors' Stock Option Plan (the "Directors' Plan").

          We advise you that we have examined  originals or copies  certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws  of the  Company,  minutes of  meetings  of the Board of  Directors  and stockholders  of the Company,  the Plan,  the  Directors'  Plan,  and such other documents,  instruments and certificates of officers and  representatives of the
Company and public  officials,  and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion  hereinafter  expressed.
In making such  examination,  we have assumed the genuineness of all signatures, the  authenticity  of  all  documents  submitted  to us as  originals,  and  the conformity  to original  documents of documents  submitted to us as certified or photostatic copies.

July 29, 2002

          Based upon the foregoing,  we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the
Plan and the Directors'  Plan, will be duly and validly  issued,  fully paid and non-assessable.

                                      Very truly yours,

                                      /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG
                                           & WOLOSKY LLP